Exhibit 10.2

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of July 17, 2026, by and between the undersigned (the “Holder”) and FG Merger II Corp., a Nevada corporation (“Acquiror” and, following the Mergers, the “Surviving Pubco”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Business Combination Agreement (as defined below).

BACKGROUND

A.	Acquiror, FG Merger Sub II Inc., a Nevada corporation and wholly-owned subsidiary of Acquiror, and Boxabl Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger dated as of August 4, 2025 (the “Business Combination Agreement”).

B.	The Holder is the record and/or beneficial owner of a certain number of (i) shares of Acquiror Common Stock, or securities exchangeable or convertible into shares of Acquiror Common Stock or (ii) shares of Acquiror Preferred Stock.

C.	As a condition of, and as a material inducement for Acquiror to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-up.

(a) Except as permitted by this Section 1, during the Lock-up Period (as defined below), the Holder irrevocably agrees, it, he or she will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales (as defined below) with respect to any security of Acquiror.

(b) In furtherance of the foregoing, Acquiror will (i) place a stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify Acquiror’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct Acquiror’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement. Such stop order will expire, be revoked or be rescinded upon the expiration of the Lock-up Period or any waiver, amendment or rescission of this Section 1 pursuant to the terms of this Agreement or the termination of this Agreement pursuant to Section 5.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) For purpose of this Agreement, the “Lock-up Period” means (i) with respect to 50% of the Lock-up Shares, the earlier of (A) twelve (12) months following the Closing Date and (B) the date on which the closing price of the Surviving Pubco’s Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing Date, and (ii) with respect to the remaining 50% of the Lock-up Shares, twelve (12) months following the Closing Date, or earlier, in each case, if subsequent to the Closing Date, the Acquiror consummates a subsequent liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Acquiror’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Notwithstanding the foregoing, and subject to the conditions below, the restrictions set forth herein shall not apply to: (1) transfers or distributions of Lock-up Shares (or equity of the Holder or the Holder’s partners, members or stockholders) to the Holder’s current or former general or limited partners, subsidiaries, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift, including to charitable organizations, or to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Holder; (4) transfers pursuant to a qualified domestic relations order; (5) transfers to Acquiror’s officers, directors or their affiliates; (6) private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Business Combination at prices no greater than the price at which the securities were originally purchased; (7) transfers pursuant to a bona fide tender offer, merger, consolidation, capital stock exchange, or other similar transaction (including negotiating and entering into an agreement providing for any such transaction) which results in all of the Holder’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Holder’s completion of the Business Combination, provided that in the event that such tender offer, merger, capital stock exchange, consolidation or other such transaction is not completed, the Holder’s Lock-up Shares shall remain subject to the provisions of this Section 1; (8) by virtue of the laws of the State of Nevada, the Holder’s limited liability company agreement upon its dissolution; or (9) the Acquiror’s liquidation prior to the completion of the Business Combination; provided, however, that, in the case of any transfer pursuant to the foregoing (1) through (5) clauses, it shall be a condition to any such transfer that the transferee/donee agrees in writing (a copy of which shall be provided by the Holder to the parties hereto), to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-up Period. For the avoidance of doubt, the restrictions set forth herein shall also not apply to transactions relating to Surviving Pubco Preferred Shares, Surviving Pubco Common Shares or other securities convertible into or exercisable or exchangeable for Surviving Pubco Common Shares acquired in open market transactions after the effective time of the Mergers. Each Holder shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-up Period so long as no transfers or other dispositions of the respective Holder’s Lock-up Shares in contravention of this Section 1 are effected prior to the expiration of the applicable Lock-up Period.

In the event that any Holder is granted a discretionary release, waiver or termination of the restrictions set forth herein or in any other agreement containing restrictions similar to those contained in this Agreement, such discretionary release or waiver shall automatically apply pro rata to all Holders.

2. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement (except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and principles of equity, whether considered at law or equity), and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of his/her/its decision to enter into and deliver this Agreement, and such Holder confirms that he/she/it has not relied on the advice of the Company, Acquiror, their respective legal counsels, or any other person.

3. Beneficial Ownership. The Holder hereby represents and warrants that, as of the date of this Agreement, it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Lock-up Shares, other than those specified on the signature page hereto. For purposes of this Agreement, the “Lock-up Shares” shall mean (i) the shares of the Surviving Pubco Preferred Shares held by such Holder immediately following the Acquiror Conversion and Closing (ii) the shares of the Surviving Pubco Common Shares held by such Holder immediately following the Closing and (iii) any shares of the Surviving Pubco Common Shares issued pursuant to the conversion of the Surviving Pubco Preferred Shares during the Lock-Up Period. For the avoidance of doubt, Lock-up Shares shall not include any shares of Acquiror Common Stock underlying any Private Units (as defined in Acquiror’s Registration Statement on Form S-1 File No. 333-275155), or warrants of the Acquiror held by the Holder, any Private Units, or any corresponding Surviving Pubco Common Shares into which such any security would convert.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier to occur of (a) termination of the Business Combination Agreement in accordance with its terms or (b) the expiration of the Lock-up Period.

6. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00 PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a) If to Acquiror, to:

FG Merger II Corp.

104 S. Walnut Street, Unit 1A

Itasca, IL 60143

Attention: Hassan R. Baqar

E-mail: hbaqar@sequoiafin.com

with a copy to (which shall not constitute notice):

Loeb & Loeb

345 Park Avenue, 19th Floor

New York, NY 10154

Attention: Mitchell S. Nussbaum, Esq.; Giovanni Caruso, Esq.

E-mail: mnussbaum@loeb.com; gcaruso@loeb.com

(b) If to the Holder, to the address set forth on the Holder’s signature page hereto, or to such other address as any party may have furnished to the others in writing in accordance herewith.

7. Enumeration and Headings; Interpretation. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement.

8. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement. The delivery of an electronic signature to, or a copy/scan of a manual signature on a counterpart to, this Agreement by facsimile, email or other electronic transmission shall be deemed an original signature for all purposes hereunder.

9. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Acquiror and its successors and assigns.

10. No Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

11. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

12. Amendments and Waivers. This Agreement may be amended or modified by written agreement executed by each of the parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision

13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

14. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

15. Governing Law. The terms and provisions of this Agreement shall be construed in accordance with the laws of the State of Nevada.

16. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Business Combination Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FG MERGER II CORP.

By:
Name:
Title:

[Signature Page to Sponsor Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER:

FG MERGER INVESTORS II LLC

By:
Name:
Title:
Address:

NUMBER AND TYPE OF Lock-up Shares:

[Signature Page to Sponsor Lock-up Agreement]